Exhibit 10.38

REPRESENTATION AGREEMENT

This Sales Representation Agreement (the “Agreement”) is entered into this 21st day of April, 2010, and effective as of the 13th day of April, 2009 (the “Effective Date”) by and between Global Universal Film Group, Inc. (“Sales Agent”), herein represented by Gary Rasmussen, its Chief Executive Officer, and having offices at 650 N. Bronson Ave., Suite B116, Los Angeles, California 90004, and 643402 N.B., Inc. ("Producer"), doing business as American Sunset Pictures), herein represented by Jackie Giroux, President having offices at 1111 Main Street, Suite 105, Moncton, NB, E1C 1H3, on the other hand, with reference to the following facts:

I.    RECITALS

A.           WHEREAS, Producer is the production company that will produce a feature-length film, tentatively titled "American Sunset" starring Corey Haim (the “Picture”);

B.           WHEREAS, Producer controls all the underlying and synchronization rights to American Sunset for distribution in all formats throughout the world;

C.           WHEREAS, Producer and Sales Agent desire to enter into an exclusive producer representation agreement for the purpose of Sales Agent assisting Producer in obtaining contracts for worldwide licensing and distribution of the Picture in all languages and versions in the Territory, as that term is defined herein below, with the express exception of Canada.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

II.           COVENANTS, PROMISES AND OBLIGATIONS

1. Recitals.  Recitals A through C, inclusive are incorporated herein by reference as though set forth in full herein.

2. Representation Rights Granted to Sales Agent.  Sales Agent is hereby granted authority to represent Producer for the purpose of procuring one or more contracts relating to the distribution, sub-distribution, licensing and sub-licensing of rights to the film American Sunset during the Term hereof, in the Formats described herein, and subject to the Territory exclusions and limitations described herein.  For purposes of this Agreement, the Term of this Agreement shall mean twenty five (25) years from the Effective Date.  For purposes of this Agreement, Territory shall mean all states and countries across the world, with the express exception of Canada.  For purposes of this Agreement, the Formats shall mean all theatrical, non-theatrical, television broadcast, educational, television and all other forms of broadcasting, including closed circuit television, and any and all broadcasts available on airlines, ships, military bases, home video, DVD, internet streaming, internet download, or wholesale mobile.

3. Best Efforts.  Sales Agent shall use its reasonable best efforts hereunder and agrees to represent Picture through attendance at international markets and through direct marketing, email and other strategies employed by Sales Agent to represent, for the purposes of procuring contracts for the sales, distribution, sub-distribution, licensing and sub-licensing rights to the Picture on behalf of Producer, during the Term hereof and in the Territory only.

4. Sales Commissions Payment.  Producer shall pay to Sales Agent 5% of Gross Receipts (Sales Commissions) from the theatrical sales revenue, and 10% of Gross Receipts for all other sales channels for distribution and/or licensing of Picture.  Gross Receipts shall mean one hundred percent (100%) of the revenues received by Producer derived from contracts procured by Sales Agent for the worldwide distribution and/or licensing of the Picture within the Territory.  Over and above Sales Commissions, Producer will reimburse Sales Agent all actually incurred “Allowable Marketing Expenses”, where such costs may include transfers, shipping costs, legal costs, applicable taxes, and any other direct cost of transaction when paid by Sales Agent; provided, however, that all such Allowable Marketing Expenses shall be pre-authorized in writing by Producer.  All such Allowable Marketing Expenses shall be itemized and included in cost reports along with proper receipts and provided to Producer by Sales Agent.

5. Commissions Reporting and Payments.  The Parties hereto agree to report all sales not later than ninety (90) days after each calendar quarter, for the previous calendar quarter.  Sales Agent shall be entitled to payment of Sales Commissions collected on behalf of Producer for Picture and due as calculated within ten (10) business days of the collection of such sums, including all Allowable Marketing Expenses pre-authorized and documented that are invoiced by Sales Agent to Producer, up to and including the date of Report.

6. Approval.  Producer shall have the sole right at its discretion to approve all contracts procured by Sales Agent relating to the Picture. Such approval shall be timely and not unreasonably withheld, taking into consideration the present economic climate in the motion picture industry.

7. Artwork.  Producer shall provide Sales Agent, within ninety (90) days of the execution of this Agreement, the artwork and title history for Picture and reasonable access, if required, to complete the Master for Sales Agent’s acceptance of the technical aspects thereof.  Producer will additionally provide Sales Agent with timely and direct access to HD Masters or Masters reasonably and technically acceptable to Sales Agent, digital files and DVD Masters and screeners, physical and/or digital files for posters, as well as sell sheets, trailers, viral videos, press releases, musical cue sheets, complete script and other materials to be negotiated in good faith between the parties, as such materials become available.  For purposes of this Agreement, Master shall be defined as any and all content and episodes including excerpts, clips, artwork and production elements that complete the Picture.

8. Producer Warranties.  Producer warrants and represents that it is the Producer for the Picture and controls the sale of rights in the Territory for the Picture on behalf of the production entity, and that it has the right to enter into this Agreement, and is free to license rights to the Picture exclusively to the Sales Agent and that there will be no third party claim for royalties, residuals, synchronization fees or any other form of remuneration or compensation and that in the event any claim for royalties, residuals or other compensation or remuneration payments are made against Sales Agent.  In the event Sales Agent has a client wishing to acquire rights to Picture, and such client requires an Errors and Omissions policy to complete the transaction, Producer will have the option but not the obligation to acquire such a policy in order to facilitate the sale. Both the cost and the responsibility for any 3rd party claims regarding Picture rest solely with the Producer.

9. Sales Agent Warranties.  Sales Agent warrants and represents that Sales Agent has the right, power and authority to enter into this Agreement and to perform all of its obligations hereunder in a timely fashion.

INITIALS:  ______    ______

10. Indemnification.  The parties mutually agree to and do hereby indemnify, save and hold each other (including their respective directors, members, officers, employees and other representatives) harmless of and from any and all liability, loss, damage, cost or expense (including reasonable attorneys’ fees) arising out of or connected to any breach or alleged breach of this Agreement or any claim which is inconsistent with any of the warranties or representations made by the applicable indemnitor in this Agreement. Prompt notice will be given to the indemnitor of any claim to which this indemnity relates and the indemnitor shall have the right, at its expense, to participate in the defense thereof.  The indemnitor will promptly reimburse the indemnitee and/or its licensees on demand for any payment made at any time after the date hereof in respect of any liability or claim in respect of which the indemnitee and/or its licensees are entitled to be indemnified.  In the event that either party initiates a lawsuit against the other with respect to the subject matter herein, the party that loses such suit shall pay the reasonable legal fees incurred by the other in maintaining or defending such suit, as applicable.

11. Notices. All notices and payments sent to Producer shall be sent to Producer at its address first mentioned herein, and all notices to Sales Agent shall be sent to Sales Agent at Sales Agent’s address first mentioned herein, or such other address as each party respectively may hereafter designate by notice in writing to the other.  All notices sent under this Agreement shall be in writing and shall be sent by overnight courier, registered or certified mail, return receipt requested, and the day of mailing of any such notice shall be deemed the date of the giving thereof (except notices of change of address, the date of which shall be the date of receipt by the receiving party).

III.           GENERAL PROVISIONS

12. Severability; Non-Waiver. In the event that any of the terms, conditions or provisions of this Agreement is held to be illegal, unenforceable or invalid by any court of competent jurisdiction, the remaining terms, conditions or provisions hereof shall remain in full force and effect. The failure or delay of either party to enforce at any time any provision of this Agreement shall not constitute a waiver of such.

13. Integration/Entire Agreement. This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof.  All agreements, covenants, representations and warranties, express or implied, oral and written, of the parties with regard to the subject matter hereof are contained herein, and in the documents, instruments, and agreements referred to herein, or implementing the provisions hereof.  No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by any party to another with respect to the subject matter of this Agreement.  All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter hereof are waived, merged herein and therein and superseded hereby and thereby.  This is an integrated agreement.  Each of the parties hereto acknowledges that any party or agent or attorney of any other party has not made any promise, representation or warranty whatsoever, express or implied, written or oral, not contained herein concerning the subject matter hereof to induce it to execute this Agreement and each of the parties acknowledges that it has not executed this Agreement, in reliance on any promises, representation or warranty not contained herein.

14. Amendment.  No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing signed by all the parties.

INITIALS:  ______    ______

15. Waiver.  The failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by another party of any of the provisions hereof shall in no way be construed to be a waiver of said provision or to affect either validity of this Agreement, or any part hereof, or the right of any party thereafter to enforce each and every such provision in accordance with the terms of this Agreement.  Any waiver of any condition in, or breach of, this Agreement in a particular instance, shall not operate as a waiver of other or subsequent conditions or breaches of the same or a different kind.  The parties’ exercise or failure to exercise any rights under this Agreement in a particular instance shall not operate as a waiver of their right to exercise the same or different rights in subsequent instances.

16. Captions.  The captions of the various paragraphs herein are for convenience only, and none of them is intended to be any part of the body or text of this Agreement nor is intended to be referred to in construing any of the provisions hereof.

17. Interpretation.  This Agreement has been prepared and negotiations in connection therewith have been carried on by the joint efforts of the parties.  This Agreement is to be construed fairly and not strictly for or against any of the parties hereto.

18. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as such laws are applied to contracts entered into and performed entirely within California, regardless of the fact that one of more of the parties hereto is domiciled in another territory. Any action in any way relating to or arising out of this Agreement shall be filed, maintained and prosecuted only in the Superior Court for the County of Los Angeles and/or the United States District Court for the Central District of California, in either case in the City of Los Angeles, California.

19. Execution in Counterparts. This Agreement may be executed in one or more counterparts, which may be delivered by facsimile, each of which shall be considered an original instrument, but all of which shall be considered one and the same Agreement.

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the Effective Date.

Global Universal Film Group, Inc. (“Sales Agent”) By: /s/ Gary Rasmussen Gary Rasmussen, CEO	643402 N.B., Inc. (doing business as American Sunset Pictures) (“Producer”) By: /s/ Jackie Giroux Jackie Giroux, President

INITIALS:  ______    ______

RESTATED
INVESTMENT UNDERTAKING

To :           643402 NB INC. (d/b/a/ AMERICAN SUNSET PICTURES)
the “Corporation”
11 Pine Ct.
Maugerville, New Brunswick, E3A 8M8

Re:           Subscription of Preference Shares

The undersigned hereby restates its agreement and promise, effective as of the 13th day of April, 2009, to subscribe to CA$150,000 of preference shares in the share capital of the Corporation as an equity investment in the production of the motion picture entitled “American Sunset”, to be paid to the motion picture’s production account within five days from the closing of a production related bank loan between the Corporation and its designated financial institution. Such preference shares will be redeemed by the Corporation in first position from any and all sources of first available funds received by the Corporation.

Signed this 21st day of April, 2010.

Global Universal Film Group, Inc.	643402 NB INC.
(d/b/a/ AMERICAN SUNSET PICTURES)

By: /s/ Gary Rasmussen	By: /s/ Jackie Giroux
Gary Rasmussen, CEO	Jacqueline Giroux, President